Exhibit 4.1

FOURTH AMENDMENT

This FOURTH AMENDMENT (this “Amendment”) dated as of August 2, 2010, is among SEAHAWK DRILLING, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party hereto (the “Guarantors”), the Lenders party hereto, and NATIXIS, NEW YORK BRANCH, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to the Credit Agreement dated as of August 4, 2009, as amended by the First Amendment dated as of September 30, 2009 and effective as of August 4, 2009, the Second Amendment dated as of December 28, 2009 and the Third Amendment dated as of March 19, 2010 (as amended, the “Credit Agreement”);

WHEREAS, the parties hereto have agreed to make certain amendments to the Credit Agreement as provided for herein, subject to the conditions herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.      Defined Terms.    Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement. Sections 1.02, 1.03 and 1.05 of the Credit Agreement shall apply to this Amendment.

Section 2.      Amendments to the Credit Agreement.

(a)      Section 5.06(h)(i) is hereby amended and restated in its entirety as follows:

By February 14, 2011 and within every six months thereafter, an appraisal report prepared by an Approved Rig Appraiser with respect to each of the Rigs, in form, scope and methodology reasonably acceptable to Administrative Agent, setting forth the Orderly Liquidation Value of each of the Rigs as of the date appraised (each an “Appraisal Report”). The cost of each such Appraisal Report shall be paid by the Borrower;

(b)      Section 6.02(k) is hereby amended by replacing the text “$10,000,000” therein with the text “$23,000,000.”

Section 3.      Conditions Precedent.    Section 2(a) of this Amendment shall be effective as of May 12, 2010 when the Administrative Agent has received, on behalf of itself and the Lenders, counterparts to this Amendment duly executed by the Borrower and the Lenders. Section 2(b) of this Amendment shall be effective as of the date first set forth above when the

Administrative Agent has received, on behalf of itself and the Lenders, counterparts to this Amendment duly executed by the Borrower and the Required Lenders.

Section 4.      Representations and Warranties.    The Borrower represents and warrants that, as of the date of this Amendment:

(a)      The execution, delivery and performance by each Loan Party of the Credit Agreement, as amended by this Amendment, are within the requisite corporate or equivalent power and authority of such Loan Party.

(b)      The execution, delivery, and performance by each Loan Party of this Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate or equivalent action, (ii) do not and will not (A) violate the terms of such Loan Party’s certificate of incorporation, bylaws or other applicable organizational documents, (B) violate in any material respect any Legal Requirement applicable to such Loan Party, (C) constitute a default under, or result in any breach of, or creation of, any Lien under (other than the Loan Documents) the provisions of any indenture, loan agreement or other material agreement to which such Loan Party is a party or is subject, or by which it, or its Property, is bound or (D) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject.

(c)      This Amendment constitutes the legal, valid and binding obligation of each of the Loan Parties, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors’ rights generally or general principles of equity.

(d)      After giving effect to this Amendment, the representations and warranties contained in Article IV of the Credit Agreement and in each other Loan Document are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties are true and correct in all respects as of such earlier date), on and as of the date first written above.

(e)      Immediately after giving effect to this Amendment, no Default or Event of Default exists.

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Section 5.      Reaffirmation of Guaranty and Liens.

(a)      Each Guarantor (i) has consented and agreed to the Credit Agreement, as amended hereby, (ii) has reviewed the Amendment, (iii) waives any defense arising by reason of any disability, lack of organizational authority or power, or other defense of the Borrower or any other guarantor of the Obligations, and (iv) agrees that according to and subject to its terms the Guaranty by such Guarantors, as amended hereby, will continue in full force and effect to guaranty the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and such other amounts in accordance with the terms of the Guaranty.

(b)      The Loan Parties (i) are party to certain Security Documents securing and supporting the Obligations, (ii) have reviewed the Amendment, (iii) waive any defense arising by reason of any disability, lack of organizational authority or power, or other defense of such Loan Party, and agrees that according to their terms the Security Documents to which the applicable Loan Party is a party will continue in full force and effect to secure the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and (iv) acknowledge, represent, and warrant that the liens and security interests created by the Security Documents are valid and subsisting and create a first priority perfected security interest subject to Permitted Liens.

Section 6.      Effect on Credit Documents.

(a)      Except as amended herein, the Credit Agreement, the Guaranties and the other Loan Documents remain in full force and effect as originally executed, and nothing herein shall act as a waiver of any of the Administrative Agent’s or Lenders’ rights under the Loan Documents, as amended; provided, however, that for the avoidance of doubt, the Administrative Agent and each Lender waive the Borrower’s failure to deliver, on or before May 13, 2010, an Appraisal Report in accordance with Section 5.06(h)(i) of the Credit Agreement, as in effect immediately prior to this Amendment.

(b)      This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a Default or Event of Default under other Loan Documents.

(c)      Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

Section 7.      Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

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Section 8.      Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the first day and year written above.

BORROWER:

SEAHAWK DRILLING, INC.

By:	/s/ James R. Easter

Name:	James R. Easter
Title: Senior Vice President and Chief Financial Officer

GUARANTORS:

PENINSULA DRILLING LLC
SEAHAWK DRILLING DE MEXICO LLC
SEAHAWK DRILLING LLC
SEAHAWK GLOBAL HOLDINGS LLC

By:	/s/ William Evans

Name:	William Evans
Title:	Vice President

Signature Page to Fourth Amendment to Revolving Credit Agreement

ADMINISTRATIVE AGENT: NATIXIS, NEW YORK BRANCH, in its capacity as Administrative Agent and Issuing Bank

By:	/s/ Louis P. Laville
Name:	Louis P. Laville, III
Title:	Managing Director

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Managing Director

LENDERS: NATIXIS, NEW YORK BRANCH
By:	/s/ Louis P. Laville
Name:	Louis P. Laville, III
Title:	Managing Director

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Managing Director

Signature Page to Fourth Amendment to Revolving Credit Agreement

CITIBANK, N.A.
By:	/s/ Robert Malleck
Robert Malleck
Director

Signature Page to Fourth Amendment to Revolving Credit Agreement

UBS LOAN FINANCE LLC

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

Signature Page to Fourth Amendment to Revolving Credit Agreement

ENCORE BANK, N.A.

By:	/s/ J. David Webster
Name:	J. David Webster
Title:	Senior Vice President

Signature Page to Fourth Amendment to Revolving Credit Agreement